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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1996, which appears on page 29 of MCI Communications Corporation's Annual Report to Stockholders for the year ended December 31, 1995, which report is incorporated by reference to Exhibit 13 of MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 30 of MCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
Washington, DC
August 30, 1996